Exhibit 10.78

Secured Financing Agreement

THIS SECURED FINANCING AGREEMENT (this “Agreement”) is made this 24th day of August, 2015, by and among WPU Leasing, LLC, a Delaware limited liability company (“WPU”), with an address at 650 Madison Avenue, 20th Floor, New York NY 10022, American Power Group, Inc., an Iowa corporation (the “Company”), with its principal place of business at 2503 Poplar Street, PO Box 187, Algona, IA 50511, and American Power Group Corporation, a Delaware corporation (“APG”), with its principal place of business at 7 Kimball Lane, Building A, Lynnfield, MA 01940.

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.Financing.

(a)Purpose; Commitment. The Company may from time to time purchase machinery, equipment and other personal property related to the wellhead gas processing units commonly referred to by the Company as “WPU #3” and “WPU #4” (“Equipment”). In connection with any such purchase, the Company shall deliver to WPU one or more schedules describing the Equipment purchased or to be purchased, and a reasonable, good faith estimate of the purchase price thereof, including costs of delivery and installation (the “Estimated Price”), such schedules to be in substantially the form attached hereto as Exhibit A (each, a “Capital Call Schedule”). Subject to and in accordance with the terms and conditions of this Agreement, WPU shall loan the Estimated Price set forth on each Capital Call Schedule (each such loan, an “Advance”), pursuant to the terms of a Secured Loan Agreement of even date herewith between WPU and the Company in the form attached hereto as Exhibit B (the “Loan Agreement”) and one or more secured promissory notes issued by the Company thereunder (each, a “Note”); provided, however, that (i) no Advance shall be for less than $100,000 and (ii) WPU’s aggregate commitment under this Agreement shall not exceed $3,250,000 (the “Commitment Amount”).

(b)Advances. The Company is delivering the initial Capital Call Schedule to WPU concurrently with the execution and delivery of this Agreement. Subject to and in accordance with the terms and conditions of this Agreement, WPU shall fund the Estimated Price set forth on such Capital Call Schedule on or before August 24, 2015. The Company may deliver one or more additional Capital Call Schedules to WPU from time to time during the term of this Agreement up to and through March 31, 2016. WPU shall provide written notice to the Company within three Business Days after its receipt of any such additional Capital Call Schedule of its acceptance or rejection thereof (provided, however, that WPU shall not reject any additional Capital Call Schedule unless (i) any breach by the Company of this Agreement or the Loan Agreement shall have occurred, which breach shall not have been cured or waived by WPU, or (ii) an Event of Default (as defined in the Loan Agreement) shall have occurred and be continuing); and, subject to and in accordance with the terms and conditions of this Agreement, WPU shall fund the Estimated Price set forth on any such additional Capital Call Schedule within ten calendar days after its acceptance of such additional Capital Call Schedule. In no event, however, shall the cumulative sum of all Advances hereunder exceed the Commitment Amount. For purposes of this Section 1(b), “Business Day” means any day excluding any Saturday, Sunday or other day on which commercial banks in New York, New York are authorized to close.

(c)Wire Transfer Instructions. All Advances hereunder shall, except as may be set forth in any Capital Call Schedule and as may be agreed by WPU, be delivered by wire transfer of immediately available funds to the following account of the Company (the “Segregated Account”):

Bank:             Iowa State Bank
5 East Call Street
Algona, IA 50511
ABA Routing #:    073920939

Account Name:	American Power Group, Inc. WPU Leasing Acct.
Account #:        [Intentionally Omitted]

(d)Loan Agreement. Upon the provision of any Advance with respect to any Capital Call Schedule, such Capital Call Schedule shall be appended to and become an integral part of the Note issued in connection with such Advance.

(e)Consideration. In consideration of WPU’s covenants and agreements under this Agreement, APG shall execute and deliver one or more stock purchase warrants in substantially the form attached hereto as Exhibit C (individually a “Warrant” and collectively the “Warrants”), in the name of WPU, or as directed by WPU, in the name(s) of its designee(s), which Warrants shall entitle such holders to purchase an aggregate of 3,250,000 shares (the “Warrant Shares”) of APG’s common stock, $.01 par value per share (“Common Stock”).

2.Conditions to Advances. WPU’s obligations under this Agreement, including the obligation to make any Advance hereunder, are subject to the satisfaction or waiver by WPU of each of the following conditions:

(a)Accuracy of Representations and Warranties. The representations and warranties of the Company contained in this Agreement or in any closing certificate delivered to WPU pursuant hereto shall be true and correct at and as of the date of the Advance (the “Advance Date”) as though made at and as of the Advance Date, other than such representations and warranties as are specifically made as of another date.

(b)Compliance with Covenants. The Company shall have performed and complied in all respects with all covenants of this Agreement to be performed or complied with by it at or prior to the Advance Date.

(c)No Material Adverse Effect. Neither the Company nor APG shall have suffered any Material Adverse Effect (as defined below) since the date of this Agreement.

(d)No Breach or Default. There shall not have occurred any breach or default by the Company or APG under this Agreement or the Loan Agreement which has not been cured or waived by WPU.

(e)Consents. The Company and APG shall have obtained all consents and waivers required from third parties, if any, to the transactions contemplated by this Agreement.

(f)Supporting Documents.

(i)The Company shall have executed and delivered the Loan Agreement to WPU;

(ii)APG shall have issued and delivered the Warrants to WPU or its designee(s);

(iii)The Company shall have caused the amendment of that certain Registration Rights Agreement dated as of June 2, 2015, among the Company and certain other parties to add WPU or its designee(s) as “Purchasers” thereunder;

(iv)APG shall have issued and delivered a guaranty of the Company’s obligations under the Loan Agreement in substantially the form attached hereto as Exhibit D (the “Guaranty”);

(v)The Company shall have delivered to WPU a true and correct copy of the master services agreement dated October 2, 2014 (the “EOG MSA”), between Trident Resources LLC (“Trident”) and EOG Resources, Inc. (“EOG”), the EOG MSA shall be in full force and effect, and Trident shall have assigned the EOG MSA to the Company, subject only to the approval of EOG, which approval the Company shall use commercially reasonable efforts to obtain promptly; and, with respect to any Capital Call Schedules submitted on or after October 30, 2015, the Company shall have obtained an effective assignment of the EOG MSA or shall have entered into a new master services agreement with EOG;

(vi)The Company and APG shall have delivered to WPU a certificate, dated as of the applicable Advance Date and signed by the Company’s chief executive officer or chief financial officer, stating that each of the conditions set forth in Sections 2(a) through (e) above have been satisfied;

(vii)The Company shall have delivered to WPU such other certificates and documents as WPU may reasonably request to carry out the intentions and purposes of this Agreement; and

(viii)The Company shall have delivered to WPU a certificate issued as of a recent date by the Secretary of State of Iowa attesting to the legal existence of the Company in Iowa, and APG shall have delivered to WPU a certificate issued as of a recent date by the Secretary of State of Delaware attesting to the legal existence of APG in Delaware.

3.Representations and Warranties of the Company. The Company hereby makes the following representations and warranties to WPU:

(a)Organization and Qualification, etc. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Iowa. The Company has full corporate power and authority to own its properties and assets and to carry on its business as it is now being conducted. The Company has filed a Certificate of Authority Foreign Corporation Application with the Secretary of State of the State of North Dakota. As of the date of this Agreement, the Company has not received notice of its authority to transact business in North Dakota. Except as set forth in the preceding sentence, the Company is duly qualified to do business and is in good standing in each jurisdiction where the failure to be so qualified would have a material adverse effect on its results of operations, assets, business or condition (financial or otherwise) (a “Material Adverse Effect”).

(b)Authority Relative to Agreement. The Company has the corporate power and authority to execute and deliver this Agreement, the Loan Agreement and each of the other agreements, documents and instruments to be executed and delivered pursuant to this Agreement (together, the “Company Documents”) and to consummate the transactions contemplated on its part hereby and thereby. This Agreement has been duly executed and delivered by the Company, and, assuming the due authorization, execution and delivery of this Agreement by WPU, is its valid and binding agreement, enforceable against the Company, in accordance with its terms, except as such enforcement is subject to the effect of (i) any applicable bankruptcy, insolvency, reorganization or similar laws relating to or affecting creditors’ rights generally and (ii) general principles of equity, including concepts of reasonableness, good faith and fair dealing and other similar doctrines affecting the enforceability of agreements generally (regardless of whether considered in a proceeding in equity or at law). The Company Documents, when executed and delivered by the Company, shall be duly executed and delivered by the Company, and shall be valid and binding agreements of the Company, enforceable against the Company in accordance with their respective terms, subject only to the exceptions set forth in the preceding sentence.

(c)Non-Contravention. The execution and delivery of this Agreement by the Company do not, and the execution and delivery by the Company of the Company Documents and the consummation by the Company of the transactions contemplated hereby and thereby will not, (i) violate any provision of the Articles of Incorporation or By-Laws of the Company, (ii) violate, or result, with the giving of notice or the lapse of time or both, in a violation of, any provision of, or result in the acceleration of or entitle any party to accelerate any obligation under, or result in the creation or imposition of any material lien, charge, pledge, security interest or other encumbrance upon the property of the Company pursuant to any provision of, any mortgage or lien or material lease, agreement, license or instrument or any order, arbitration award, judgment or decree to which the Company is a party or by which any of its assets may be bound, or (iii) violate any law, ordinance or regulation to which the Company is subject.

(d)Compliance with Laws. Except as would not reasonably be expected to have a Material Adverse Effect, the Company is in compliance with all applicable federal, state, municipal, and local laws, statutes, ordinances and regulations (“Applicable Laws”).

(e)Absence of Litigation. There are no actions, suits or proceedings with pending or threatened against the Company, at law or in equity, or before or by any federal, state, municipal, foreign or other governmental department, commission, board, bureau, agency or instrumentality.

4.Representations and Warranties of APG. APG hereby makes the following representations and warranties to WPU:

(a)Organization and Qualification, etc. APG is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. APG has full corporate power and authority to own its properties and assets and to carry on its business as it is now being conducted. APG is duly qualified to do business and is in good standing in each jurisdiction where the failure to be so qualified would have a Material Adverse Effect.

(b)Authority Relative to Agreement. APG has the corporate power and authority to execute and deliver this Agreement and the Warrants and to consummate the transactions contemplated on its part hereby and thereby. This Agreement has been duly executed and delivered by APG, and, assuming the due authorization, execution and delivery of this Agreement by WPU, is its valid and binding agreement, enforceable against APG, in accordance with its terms, except as such enforcement is subject to the effect of (i) any applicable bankruptcy, insolvency, reorganization or similar laws relating to or affecting creditors’ rights generally and (ii) general principles of equity, including concepts of reasonableness, good faith and fair dealing and other similar doctrines affecting the enforceability of agreements generally (regardless of whether considered in a proceeding in equity or at law). The Warrants, when executed and delivered by APG, shall be duly executed and delivered by APG, and shall be valid and binding agreements of APG, enforceable against APG in accordance with their respective terms, subject only to the exceptions set forth in the preceding sentence.

(c)Non-Contravention. The execution and delivery of this Agreement by APG do not, and the execution and delivery by APG of the Warrants and the consummation by APG of the transactions contemplated hereby and thereby will not, (i) violate any provision of the Amended and Restated Certificate of Incorporation or By-Laws of APG, (ii) violate, or result, with the giving of notice or the lapse of time or both, in a violation of, any provision of, or result in the acceleration of or entitle any party to accelerate any obligation under, or result in the creation or imposition of any material lien, charge, pledge, security interest or other encumbrance upon the property of APG pursuant to any provision of, any mortgage or lien or material lease, agreement, license or instrument or any order, arbitration award, judgment or decree to which APG is a party or by which any of its assets may be bound, or (iii) violate any law, ordinance or regulation to which APG is subject.

(d)Compliance with Laws. Except as would not reasonably be expected to have a Material Adverse Effect, APG is in compliance with all Applicable Laws.

(e)Absence of Litigation. There are no actions, suits or proceedings with pending or threatened against APG, at law or in equity, or before or by any federal, state, municipal, foreign or other governmental department, commission, board, bureau, agency or instrumentality.

(f)SEC Reports; Financial Statements. APG has filed all reports, schedules, forms, statements and other documents required to be filed by APG under the Securities Act of 1933, as amended (the “Securities Act”), and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date of this Agreement (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. Except as disclosed in APG’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “Commission”) on May 21, 2015 (the “Corrective 8-K”), as of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, except that APG may not have furnished to the Commission and posted on its corporate Web site every Interactive Data File required to be submitted and posted within the timeframes required by Rule 405 of Regulation S-T, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Except as identified in the Corrective 8-K, the financial statements of APG included in the SEC Reports complied in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as disclosed in the Corrective 8-K and as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of APG and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods indicated therein, subject, in the case of unaudited statements, to normal, year-end audit adjustments.

(g)No Material Adverse Effect. Since the date of the latest financial statements included within the SEC Reports, except as otherwise disclosed in the SEC Reports, there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect.

(h)Warrant Shares. The Warrant Shares have been duly authorized and, when issued and paid for in accordance with the terms of the Warrants, will be duly and validly issued, fully paid and nonassessable, free and clear of all liens and encumbrances imposed by APG. APG has reserved from its duly authorized capital stock the maximum number of shares of Common Stock issuable upon the exercise of the Warrants.

(i)Ownership of the Company. APG is the record and beneficial owner of all of the outstanding equity securities of the Company.

5.Representations and Warranties of WPU. WPU hereby makes the following representations and warranties to the Company:

(a)Organization and Qualification, etc. WPU is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. WPU has full limited liability company power and authority to own its properties and assets and to carry on its business as it is now being conducted. WPU is duly qualified to do business and is in good standing in each jurisdiction where the failure to be so qualified would have a Material Adverse Effect.

(b)Authority Relative to Agreement. WPU has the limited liability company power and authority to execute and deliver this Agreement, the Loan Agreement and each of the other agreements, documents and instruments to be executed and delivered pursuant to this Agreement (together, the “WPU Documents”) and to consummate the transactions contemplated on its part hereby and thereby. This Agreement has been duly executed and delivered by WPU, and, assuming the due authorization, execution and delivery of this Agreement by the Company, is its valid and binding agreement, enforceable against WPU, in accordance with its terms, except as such enforcement is subject to the effect of (i) any applicable bankruptcy, insolvency, reorganization or similar laws relating to or affecting creditors’ rights generally and (ii) general principles of equity, including concepts of reasonableness, good faith and fair dealing and other similar doctrines affecting the enforceability of agreements generally (regardless of whether considered in a proceeding in equity or at law). The WPU Documents, when executed and delivered by WPU, shall be duly executed and delivered by WPU, and shall be valid and binding agreements of WPU, enforceable against WPU in accordance with their respective terms, subject only to the exceptions set forth in the preceding sentence.

(c)Non-Contravention. The execution and delivery of this Agreement by WPU do not, and the execution and delivery by WPU of the WPU Documents and the consummation by WPU of the transactions contemplated hereby and thereby will not, (i) violate any provision of WPU’s Certificate of Formation or Operating Agreement, (ii) violate, or result, with the giving of notice or the lapse of time or both, in a violation of, any provision of, or result in the acceleration of or entitle any party to accelerate any obligation under, or result in the creation or imposition of any material lien, charge, pledge, security interest or other encumbrance upon the property of WPU pursuant to any provision of, any mortgage or lien or material lease, agreement, license or instrument or any order, arbitration award, judgment or decree to which WPU is a party or by which any of its assets may be bound, or (iii) violate any law, ordinance or regulation to which WPU is subject.

(d)Compliance with Laws. Except as would not reasonably be expected to have a Material Adverse Effect, WPU is in compliance with all Applicable Laws.

(e)Absence of Litigation. There are no actions, suits or proceedings with pending or threatened against APG, at law or in equity, or before or by any federal, state, municipal, foreign or other governmental department, commission, board, bureau, agency or instrumentality.

(f)Understandings or Arrangements. WPU understands that the Warrants and the Warrant Shares (together, the “Securities”) are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law. WPU (or any designee, as the case may be) is acquiring the Securities as principal for its own account and not with a view to or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Securities in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Securities in violation of the Securities Act or any applicable state securities law (this representation and warranty not limiting the rights of WPU (or its designees) to sell the Securities in compliance with applicable federal and state securities laws). WPU (or any designee, as the case may be) is acquiring the Securities hereunder in the ordinary course of its business.

(g)Accredited Investor Status. At the time WPU was offered the Securities, it was, and as of the date hereof it is, and on each date on which it exercises the Warrant, it will be an “accredited investor” as defined in Rule 501(a) under the Securities Act.

(h)Experience. WPU, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. WPU is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(i)Speculative Investment. WPU understands and recognizes that the acquisition of the Securities is highly speculative and involves a high degree of risk and that only investors who can afford the loss of their entire investment should consider investing in the Company. WPU has reviewed the risk factors in the SEC Reports.

(j)Principal Place of Business. WPU’s address in the introduction hereto is WPU’s principal business address.

(k)No Reliance on Other Statements. No statements, promises, warranties or representations have been made to WPU concerning the Securities, the Company or APG, their respective businesses or prospects, or other matters, by the Company, by APG, by their respective representatives, or by any other persons or entities, except as set forth in this Agreement, the Loan Agreement, the Warrants and the SEC Reports. WPU has not relied on any representation, written or oral, not contained in this Agreement, the Loan Agreement, the Warrants or the SEC Reports in deciding to acquire the Securities.

6.Additional Covenants and Agreements.

(a)Compliance with Laws. During the term of this Agreement, the Company and APG shall conduct their respective businesses in substantial compliance with all Applicable Laws.

(b)Use of Proceeds.

(i)    The Company shall use any Advance made under this Agreement as described in the applicable Capital Call Schedule. If and to the extent that the Company is not required to use 100% of any Advance to purchase the Equipment described in the respective Capital Call Schedule, (i) the Company shall provide prompt written notice of the actual purchase price of such Equipment, (ii) the balance of such Advance not used to purchase such Equipment shall remain in the Segregated Account and shall not be commingled with any other funds of the Company, and (iii) such balance shall thereafter be used only for such purposes related to Equipment purchases as may be approved by WPU, such approval not to be unreasonably withheld, conditioned or delayed. The parties agree, however, that the entire amount of any Advance will be subject to amortization under the terms of the Loan Agreement from the applicable Advance Date.

(ii)     The Company shall provide WPU, on or about the last Business Day of each month, with (A) an account statement for the Segregated Account covering the preceding month and (B) a reasonably detailed statement showing the uses, during the preceding month, of funds provided to the Company as part of any previous Advance.

(c)Certain Notices. The Company shall provide prompt written notice to WPU upon the receipt of evidence of its authority to transact business in North Dakota (or upon notice of rejection of the application therefor), together with such evidence thereof as WPU may reasonably request. The Company shall provide prompt written notice to WPU upon any amendment, modification or termination of the EOG MSA, together with a true and correct copy of such amendment, modification or termination.

(d)Public Announcements; Confidentiality. None of the parties shall make any public announcement concerning this Agreement or the transactions contemplated hereby without the other parties’ prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed; provided, however, that, although APG shall use commercially reasonable efforts to furnish WPU with a draft of the Current Report on Form 8-K to be filed with the Commission within four business days after the execution of this Agreement, nothing in this Section 6(d) shall prohibit APG from filing such Current Report with the Commission in a timely manner, irrespective of whether WPU shall have approved such Current Report. Each party agrees that the terms and conditions of this Agreement are confidential and that, except as contemplated by the preceding sentence or as otherwise required by law or legal authority or as may be necessary to enforce this Agreement or to comply with its terms, it will not disclose the terms and conditions of this Agreement (or any information received by such party pursuant to this Agreement) to any third parties; provided, however, that such party may disclose such information to its attorneys, accountants and advisors if such persons are instructed not to disclose such information to any third party.

7.Governing Law and Jurisdiction. This Agreement has been delivered and accepted and will be deemed to be made in the State where WPU’s office indicated above is located. THIS AGREEMENT AND ALL AGREEMENTS, INSTRUMENTS AND DOCUMENTS HERETOFORE, NOW OR HEREAFTER EXECUTED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY WILL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE WHERE WPU’S OFFICE INDICATED ABOVE IS LOCATED, EXCLUDING ITS CONFLICT OF LAWS RULES.

The Company and APG hereby irrevocably consent to the exclusive jurisdiction of any state or federal court in the county or judicial district where WPU’s office indicated above is located; provided that nothing contained in this Agreement will prevent any party hereto from bringing any action, enforcing any award or judgment or exercising any rights against any other party hereto individually, against any security or against any of such party’s property within any other county, state or other foreign or domestic jurisdiction. The parties agree that the venue provided above is the most convenient forum for all parties. The parties waive any objection to venue and any objection based on a more convenient forum in any action instituted under this Agreement.

8.Notices. All notices, demands, requests, consents, approvals and other communications required or permitted hereunder (“Notices”) must be in writing and will be effective upon receipt. Notices may be given in any manner to which the parties may separately agree, including electronic mail. Without limiting the foregoing, first-class mail, facsimile transmission and commercial courier service are hereby agreed to as acceptable methods for giving Notices. Regardless of the manner in which provided, Notices may be sent to a party’s address as set forth above or to such other address as any party may give to the other for such purpose in accordance with this section.

9.Miscellaneous.

(a)     Whenever the context of this Agreement requires, the neuter gender includes the masculine and feminine, and the singular number includes the plural.

(b)    References to agreements and other contractual instruments shall be deemed to include all subsequent amendments and other modifications to such instruments, but only to the extent such amendments and other modifications are not prohibited by the terms of this Agreement. Section headings in this Agreement are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

(c)     Time is of the essence in the performance of this Agreement end each and all of its provisions.

(d)     If any provision of this Agreement is held invalid or unenforceable, the remaining provisions will not be affected thereby, and to this end, the provisions of this Agreement are declared severable.

(e)     The Company will reimburse WPU for WPU’s expenses (including the reasonable fees and expenses of WPU’s outside counsel) in connection with the negotiation and execution of this Agreement, the Loan Agreement and the Warrants, and for any amendments or modifications hereto or thereto.

(f)     This Agreement, the Loan Agreement, the Warrants, the Capital Call Schedule(s) and the Note(s) constitute the entire agreement among WPU, the Company and APG with respect to the subject matter of this Agreement and supersede all other prior agreements and understandings whether oral or written among the parties with respect to the subject matter hereof. This Agreement may not be changed, waived, amended or terminated except by a written agreement signed by both WPU and the Company. No express or implied waiver by any party of any breach or default hereunder shall in any way be, or be construed to be, a waiver of any future and/or subsequent breach or default whether similar in kind or otherwise but shall be effective only in the specific instance and for the purpose for which given.

10.    Counterparts. This Agreement may be signed in any number of counterpart copies and by the parties hereto on separate counterparts, but all such copies shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or pdf transmission shall be effective as delivery of a manually executed counterpart.

11.     WAIVER OF JURY TRIAL. EACH OF THE PARTIES HEREBY WAIVES ANY RIGHT TO DEMAND A JURY TRIAL WITH RESPECT TO ANY ACTION OR PROCEEDING INSTITUTED BY ANY PARTY IN CONNECTION WITH THIS AGREEMENT OR ANY TRANSACTION RELATED HERETO. EACH OF THE PARTIES ACKNOWLEDGES THAT THE FOREGOING WAIVER IS KNOWING AND VOLUNTARY.

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IN WITNESS WHEREOF, the parties hereto have each executed and delivered this Secured Financing Agreement as of the day and year first above written.

AMERICAN POWER GROUP, INC.        WPU LEASING, LLC

By: /s/ Charles E. Coppa                By: /s/ Raymond L. M. Wong

Name: Charles E. Coppa                Name: Raymond L.M. Wong

Title: Treasurer                    Title: Manager

AMERICAN POWER GROUP CORPORATION

By: /s/ Charles E. Coppa

Name: Charles E. Coppa

Title: Chief Financial Officer